FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") is dated as of August 25, 2006, is between FLORIDA PUBLIC UTILITIES COMPANY, a Florida corporation (the "Company") and BANK OF AMERICA, N.A., a national banking association (the "Lender"), and amends that certain Amended and Restated Loan Agreement (the "Original Agreement"), dated October 29, 2004, between the Company and the Lender.

Section 1. Section 2.01(a) of the Original Agreement is amended to provide:

(a)

Establishment of Line of Credit. On the Closing Date, and upon fulfillment of the applicable conditions set forth herein, the Lender shall establish in favor of the Company a revolving line of credit (the "Revolving Line of Credit") in the amount of the Availability. The Company shall be entitled to borrow, repay and reborrow funds from the Lender in accordance with the terms hereof so long as the sum of (i) the total principal amount owed to the Lender under the Revolving Line of Credit plus (ii) the Outstanding Letter of Credit Amount (as defined in Section 2.01(e)) does not exceed the Availability. This indebtedness shall be evidenced by a Revolving Promissory Note (as amended, extended or renewed from time to time, the "Promissory Note") of even date herewith executed by the Company in favor of the Lender in the principal amount of up to $20,000,000. The Promissory Note shall bear interest at the rate set forth therein and shall be payable as set forth therein.

The Revolving Line of Credit shall terminate on July 1, 2008 (as such date may be extended, the "Expiration Date"). The Expiration Date will be considered renewed if and only if the Lender has sent to the Company a written notice of renewal (the "Renewal Notice"). If the Revolving Line of credit is renewed, it will continue to be subject to all the terms and conditions set forth in this Loan Agreement except as modified by the Renewal Notice. If the Revolving Line of Credit is renewed, the term "Expiration Date" shall mean the date set forth in the Renewal Notice as the Expiration Date and the same process for renewal will apply to any subsequent renewal of the Revolving Line of Credit. A renewal fee may be charged at the Lender's option. The amount of any renewal fee will be specified in the Renewal Notice.

The Lender shall not in any event be required to make an Advance during the continuance of an Event of Default or if any change in the financial condition of the Company occurs which, in the Lender’s discretion, is material and adverse.

The Availability as of the closing Date shall be $12,000,000.00. Provided no Event of Default exists, and provided there has been no change in the financial condition of the Company since the Closing Date which in the Lender's discretion is material and adverse, at any time prior to the Expiration Date or Reduction Dare (hereinafter defined) the Company may increase the Availability to $15,000,000.00 by providing not less than 30 days' prior written notice to the Lender, requesting the increase and specifying the effective date thereof. Provided no Event of Default exists, and provided there has been no change in the financial condition of the Company since the Closing Date which in the Lender's discretion is material and adverse, at any time prior to the Expiration Date or Reduction Date the Company may increase the Availability to $20,000,000.00 by providing not less than 30 days' prior written notice to the Lender, requesting the increase and specifying the effective date thereof. At any time the Company may reduce the Availability in increments of $1,000,000.00 by providing not less than 30 days' prior written notice to the Lender, requesting the decrease and specifying the effective date thereof (the date of the first such decrease being referred to herein as the "Reduction Date").

Section 2.  Section 2.01(e) of the Original Agreement is amended to provide:

(e)

Letter of Credit Facility.  The Company may obtain letters of credit under this Agreement from time to time for such purposes as the Company may require in the ordinary course of business. The sum of (i) the aggregate Outstanding Letter of Credit Amount plus (ii) total principal amount owed to the Lender under the Revolving Line of Credit shall not at any time exceed the Availability. For purposes of this Loan Agreement, the "Outstanding Letter of Credit Amount" shall include (a) amounts available for draws under outstanding letters of credit (whether or not such draws are subject to satisfaction of prior conditions); and (b) the amount of any draws under letters of credit for which the Lender has not received reimbursement.  The Company shall request letters of credit by giving the Lender written notice of each request at least five business days prior lo the issuance of the letter of credit.  The Company shall, with such request, complete an application in form acceptable to the Lender and execute or otherwise agree to such terms, conditions and reimbursement agreements (each, an "LC Reimbursement Agreement'') concerning the Letter of Credit as the Lender may require. The obligation of the Company to reimburse the Lender for amounts drawn on such letters of credit shall be an "Obligation" under this Agreement.  No letter of credit shall be issued after the Expiration Date or which could be drawn on after the date 18 months after the Expiration Date.  In the event of a draw on the letter of credit, the Lender may at its option obtain an Advance under the Revolving Line of Credit (without further notice to or consent of the Company) to reimburse the Lender for such draw.  If the Lender elects not to obtain an Advance under the Revolving Line of Credit or if credit in the amount of the draw is not available under the Revolving Line of Credit, the Company shall immediately upon demand reimburse the Lender for the amount of the draw together with interest thereon and such other amounts as may be due under any applicable LC Reimbursement Agreement.  The Lender shall not in any event be required to issue a letter of credit during the continuance of an Event of Default.  The Company shall pay the Lender such issuance, amendment, draw and other fees with respect to letters of credit as the Lender may from time to time establish.  Any and all amounts due from the Company to the Lender under any LC Reimbursement Agreement shall constitute part of the Obligations hereunder.

Section 3.  Section 5.02(c) of the Original Agreement is amended to provide:

(c)

Indebtedness.  Without Lender’s prior written consent, incur, create, guarantee, assume or permit to exist (i) any interest rate swap, cap or collar, except with respect to, and with a notional amount not in excess of, indebtedness permitted under clause (ii), or (ii) any Indebtedness outstanding at any time in a principal amount of more than $2,000,000.00.

Section 4.  Section 7.12 of the Original Agreement is amended to provide:

(c)

The Company shall fail to perform or observe the provisions of Section 5.01(i), (k) or (l) or Section 5.02 of this Loan Agreement, provided that in the case of a failure to perform or observe the provisions of Section 5.01(k) or (l) of the Loan Agreement, said failure shall not constitute an Event of Default until the 91st day following the latest date by which the Company was required to provide the financial information required by Section 5.01(k) or (l), as the case may be, regardless of the date on which the Company actually provided such information; or

Section 5.  Section 7.12 of the Original Agreement is amended to provide:

Section 7.12

Arbitration and Waiver of Jury Trial.

(a)

This Section 7.12 concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute that arise out of or relate to: (i) this Agreement (including any renewals, extensions or modifications); or (ii) any document related to this Agreement (collectively a "Claim”).  For the purposes of this arbitration provision only, the term “parties" shall include any parent corporation, subsidiary or affiliate of the Bank involved in the servicing, management or administration of any obligation described or evidenced by this Agreement.

(b)

At the request of any party to this Agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the "Arbitration Act").  The Arbitration Act will apply even though this Loan Agreement provides that it is governed by the law of a specified state.  The arbitration will take place on an individual basis without resort to any form of class action.

(c)

Arbitration proceedings will be determined in accordance with the Arbitration Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association or any successor thereof ("AAA"), and the terms of this Section.  In the event of any inconsistency, the terms of this paragraph shall control. If AAA is unwilling or unable to (i) serve as the provider of arbitration or (ii) enforce any provision of this arbitration clause, any party to this Agreement may substitute another arbitration organization with similar procedures to serve as the provider of arbitration.

(d)

The arbitration shall be administered by AAA and conducted in West Palm Beach, Florida.  All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000.000), upon the request of any party, the Claims shall be decided by three arbitrators.  All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing.  However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days.  The arbitrator(s) shall provide a concise written statement of reasons for the award.  The arbitration award may be submitted to any court having jurisdiction to be confirmed, judgment entered and enforced.

(e)

The arbitrator(s) will give effect to statutes of limitation in determining any Claim and may dismiss the arbitration on the basis that the Claim is barred.  For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit.  Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s).  The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Agreement.

(f)

This Section does not limit the right of any party to; (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

(g)

The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.

(h)

By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim.  Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim.  This provision is a material inducement for the parties entering into this Agreement.

Section 6.

The Company agrees to pay the fee of counsel to the Lender, Moyle, Flanigan, Katz Raymond, White & Krasker, P.A., in the amount of $1,500.00, within 15 days after billing, and failing such payment authorize the Lender to debit such fee from any account of the Company maintained at the Lender.

Section 7.

The Company acknowledges that the Original Agreement remains in full force and effect except as modified by or as described herein.  The Company affirms all representations and warranties made by it in the Original Agreement as of the date hereof.  The Company affirms the grant of the security interest made by it in the Security Agreement dated October 29, 2004.  The Company affirms that the Tax Indemnity Agreement dated October 29, 2004 between the Company and the Lender remains in effect and encompasses the Loan and the Promissory Note as modified hereby.

Section 8.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Loan Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

FLORIDA PUBLIC UTILITIES COMPANY

By:

/s/ George M. Bachman

Name:   George M. Bachman

Title:   CFO and Treasurer

BANK OF AMERICA, N.A.

By:

/s/ Steven J. Whittingslow

Name:   Steven J. Whittingslow

Title:   Senior Vice President

Renewal Revolving Promissory Note

Effective Date: August 25, 2006

Amount: $ 20,000,000.00

Maturity Date: July 1, 2008

Lender:	Borrower:
Bank of America, N.A. 9000 Southside Boulevard Building 100 FL9-100-03-15 Jacksonville, FL 32256-0793	Florida Public Utilities Company 401 South Dixie Highway West Palm Beach, FL 33401

FOR VALUE RECEIVED, Florida Public Utilities Company (the "Borrower") unconditionally promises to pay to the order of Bank of America, N.A. and its successors and assigns (the "Lender"), without setoff, in immediately available funds, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Lender (the "Payment Office of Lender"), the principal amount of Twenty Million Dollars ($20,000,000.00), or so much thereof as may be advanced from time to time, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

1.

Rate. Variable Interest Rate. The interest rate on this Note is a fluctuating rate of interest based upon "The Wall Street Journal LIBOR One Month Floating Rate." The Wall Street Journal LIBOR One Month Floating Rate is a fluctuating rate of interest equal to the one month London Interbank Offered Rate as published in the "Money Rates" section of The Wall Street Journal (or, if such source is not available, such alternate source as determined by the Lender) as adjusted from time to time in the Lender's sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs (the "Index"). Any change in the Index and thus, the interest rate on this Note, will take effect on the effective date as indicated in The Wall Street Journal (or any alternate source described herein). Interest will accrue on any day which is not a Business Day at the rate in effect on the immediately preceding Business Day. A Business Day is any day other than a Saturday or Sunday or day on which the Payment Office of Lender is lawfully closed.

The interest rate to be applied to the unpaid principal balance of this Note will be at a rate equal to the Index plus an additional percentage per annum (the "Spread"). The Spread will be 0.90% per annum.

Notwithstanding any provision of this Note, Lender does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law. Any payment in excess of such maximum shall be credited against the principal balance of this Note and any remaining excess shall be refunded to the Borrower.

2.

Accrual Method. The interest rate on this Note shall be computed on a 360/actual basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

3.

Payment Schedule.  All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other Loan Documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Lender shall determine at its option. Principal shall be paid in full in a single payment on July 1, 2008 (the "Maturity Date"). Interest on the principal amount outstanding hereunder shall be paid monthly, commencing on September 1, 2006, and continuing on the same day of each consecutive month thereafter, with a final payment of all unpaid interest at the stated maturity of this Note.

This Note may be renewed effective July 1, 2008 and thereafter if and only if the Lender has sent to the Borrower a written notice of renewal (the "Renewal Notice") effective as of the Maturity Date and the Borrower has accepted the same. If this Note is renewed, it will continue to be subject to all the terms and conditions set forth herein except as modified by the Renewal Notice. If this Note is renewed, the term "Maturity Date" shall mean the date set forth in the Renewal Notice as the Maturity Date, and all outstanding principal plus all accrued interest shall be paid on the Maturity Date. The same process for renewal will apply to any subsequent renewal of this Note. A renewal fee may be charged at Lender's option. The amount of the renewal fee will be specified in the Renewal Notice.

4.

Revolving Feature; Availability. The Borrower may borrow, repay and reborrow under this Note from time to time up to Availability (as defined in the hereinafter described Loan Agreement), by requesting advances as provided in the Loan Agreement.

5.

Automatic Payment. Borrower has elected to authorize Lender to effect payment of interest due under this Note by means of debiting Borrower’s account number 5488080210. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Lender fails to debit the account.

6.

Waivers, Consents and Covenants. Borrower, any indorser or guarantor hereof, or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them, jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice otherwise required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note, or any other documents executed in connection with this Note including, but not limited to, the Amended and Restated Loan Agreement, dated October 29, 2004, between Lender and Borrower, as amended by the First Amendment to Amended and Restated Loan Agreement, dated of even date herewith (as so amended, the "Loan Agreement") and the Related Documents described therein (the "Loan Documents"); (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Lender of any Obligor, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Lender, or any indulgence shown by Lender (without notice to or further assent from any Obligor), and agree that no such action, failure to act or failure to exercise any right or remedy by Lender shall in any way affect or impair the obligations of any Obligor or be construed as a waiver by Lender of, or otherwise affect, any of Lender's rights under this Note, under any indorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any indorsement or guaranty hereof and/or the enforcement or defense of Lender's rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's and paralegal's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

7.

Indemnification. Obligor agrees to promptly pay, indemnify and hold Lender harmless from all State and Federal taxes of any kind (except State and Federal taxes based on income received by Lender, which shall not be an obligation of Obligor) and other liabilities with respect to or resulting from the execution and/or delivery of this Note or any advances made pursuant to this Note. Obligor expressly consents to the deduction of any applicable taxes from each advance extended by Lender hereunder.

8.

Prepayments. Prepayments may be made in whole or in part at any time.

9.

Delinquency Charge. Borrower shall pay on demand of Lender, a delinquency charge in an amount not to exceed two percent (2%) of any payment that is more than fifteen days late.

10.

Events of Default. It shall be an event of default hereunder if there shall be an Event of Default under the Loan Agreement.

11.

Remedies upon Default. Whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Lender (however acquired or evidenced) shall, at the option of Lender, become immediately due and payable and any obligation of Lender to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the rate of interest on the unpaid principal shall be increased at Lender's discretion up to the maximum rate allowed by law (the "Default Rate"). The provisions herein for a Default rate shall not be deemed to extend; the time for any payment hereunder or to constitute a "grace period" giving any Obligor a right to cure any default. At Lender's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate until the entire outstanding balance of principal and interest is paid in full. Upon a default under this Note, Lender is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Lender or any of its agents; affiliates or correspondents, any and all obligations due hereunder. Additionally, Lender shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

12.

Non-waiver. The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Lender shall be cumulative and may be pursued singly, successively or together, at the option of Lender. The acceptance by Lender of any partial payment shall not constitute a waiver of any default or of any of Lender's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Lender unless the same shall be in writing, duly signed on behalf of Lender; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Lender or the obligations of Obligors to Lender in any other respect at any other time.

13.

Applicable Law, Venue and Jurisdiction. This Note and the rights and obligations of Borrower and Lender shall be governed by and interpreted in accordance with the law of the State of Florida. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Florida or the United States located within the State of Florida and expressly waive any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Lender from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

14.

Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

15.

Binding Effect. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Lender and their respective successors, assigns, heirs and personal representatives; provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Lender.

16. Controlling Document. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

Borrower acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note, including the variable interest rate provisions, and hereby executes this Note as of the date here above written. Borrower acknowledges receipt of a completed copy of this Note.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEENTHE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR

SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTION DATE: August 25, 2006

FLORIDA PUBLIC UTILITIES COMPANY

By:

/s/ George M Bachman

Name:  George M. Bachman

Title: CFO and Treasurer